UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2004

PIVOTAL CORPORATION
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

000-26867 (Commission file number)	98-0366456 (I.R.S. Employer Identification No.)

Suite 700 – 858 Beatty Street
Vancouver, British Columbia, V6B 1C1

(Address of Principal Executive Offices and Zip Code)

Telephone (604) 699-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 12. Results of Operation and Financial Condition

Pivotal Announces Second Quarter Results

Vancouver, BC — January 28, 2004 — Pivotal Corporation (Nasdaq: PVTL; TSX: PVT), a leading provider of customer relationship management (CRM) software for mid-sized enterprises, today announced financial results for its second quarter of fiscal 2004 ended December 31, 2003.

Pivotal’s total revenues in the second quarter of fiscal 2004 were $14.3 million, compared to $13.3 million in the prior quarter and $16.1 million in the same quarter last year. Revenues from licenses were $4.3 million in the second quarter of fiscal 2004, compared to $4.0 million in the prior quarter and $7.0 million in the same quarter last year. Revenues from services and maintenance were $10.0 million in the second quarter of fiscal 2004, compared to $9.3 million in the prior quarter and $9.1 million in the same quarter last year.

Net loss under generally accepted accounting principles in the United States (“GAAP”) for the second quarter of fiscal 2004 was $2.6 million or $0.10 per share, compared with a net loss of $3.0 million or $0.11 per share in the prior quarter and a net loss of $11.8 million or $0.47 per share in the same quarter last year. Net loss for the current quarter on a GAAP basis includes $0.1 million of amortization of acquired intangibles and $2.6 million of acquisition transaction costs, which resulted in the loss of $2.6 million.

Pivotal signed 19 new customers this quarter, bringing Pivotal’s total customer count to more than 1,670. New customers included organizations such as The Bank of Nova Scotia, WellCare Health Plans, Inc., Orlando Wyndham Group Pty Ltd., Wavin Plastics Limited, and Exel Global Freight Management. Fifty-nine existing customers made repeat purchases including: Centex Homes, 1st Global, Inc., Warehouse Stationery Ltd., The Bankers Bank, RS Components International, and IDEXX Laboratories, Inc.

Pivotal Reminds Securityholders of Date of Extraordinary General Meeting

Pivotal also reminded securityholders that Monday, February 23, 2004 is the date of an extraordinary general meeting to approve the previously announced transaction whereby CDC Software Corporation, a wholly-owned subsidiary of chinadotcom corporation, or its direct or indirect wholly-owned designee will acquire all of the outstanding shares of Pivotal. Materials are being mailed to holders of common shares as at the record date of January 21, 2004 and are also available on the EDGAR and SEDAR web sites. The transaction is subject to the approval of Pivotal’s securityholders and the Supreme Court of British Columbia, as well as customary closing conditions. If approved by Pivotal securityholders and the Supreme Court of British Columbia, the parties anticipate that the transaction will close on or about February 25, 2004.

About Pivotal Corporation

Pivotal Corporation is the only CRM company that is 100 percent purpose-built to serve the demanding requirements of mid-sized enterprises — a powerful, highly flexible application platform, a complete set of CRM applications, and low-cost, results-producing implementation services. Pivotal delivers software and services that produce meaningful increases in revenues, margins and customer loyalty for companies and business units in the revenue range of $100 million to $3 billion. More than 1,670 companies around the world have licensed Pivotal including: CIBC, Centex Homes, Farm Credit Services of America, HarperCollins Publishers, Hitachi Telecom Inc., Palm, Inc., Pharmacia Corporation, Royal Bank of Canada, Sharp Electronics Corporation, Southern Company, Vivendi and WebEx Communications.

Pivotal’s complete CRM software suite includes a powerful application platform and capabilities in marketing, sales, service, contact centers, partner management and interactive selling. For more information, visit www.pivotal.com.

Forward Looking Statements

Statements made herein may contain forward-looking information about management’s expectations, new strategic objectives, new market segments, business prospects, anticipated financial performance and other similar matters. A variety of factors, many of which are beyond our control, affect the operations, performance and business strategy and results of Pivotal and could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors include, but are not limited to: the severity and duration of adjustment of the market; fluctuations in operating results and general industry, economic and market conditions and growth rates; fluctuations in cash flow; the level of outstanding debt and debt ratings; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of the credit risks of our customers; the sufficiency of our restructuring activities and strategic initiatives, including the potential for higher actual costs to be incurred in connection with restructuring actions and strategic initiatives compared to the estimated costs of such actions or initiatives; the ability to retain and recruit qualified employees; the impact of rationalization or consolidation in the CRM industry; the impact of rapid technological and market change; the impact of price and product competition; the dependence on new product development; stock market volatility; the entrance into contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the non-payment of fees or even damages; uncertain economic conditions, particularly as they affect spending by our prospective customers on CRM and similar enterprise software products; and the future success of our strategic alliances. Other potential risk factors are described in the Company’s 2003 Annual Report on Form 10-K, in addition to reports on Form 8-K and Form 10-Q, which are available at the SEC’s Web site at www.sec.gov. or the Canadian Depository for Securities Web site at www.sedar.com. Pivotal undertakes no responsibility to update or revise any forward-looking statements.

Investor Contact:

Divesh Sisodraker
Tel: 604/699-8000
Email: investor-relations@pivotal.com

Press Contact:

Leslie Castellani
Tel: 604/699-8151
Email: lcastellani@pivotal.com

© 2004 Pivotal Corporation. All rights reserved. Pivotal is a registered trademark of Pivotal Corporation. All other trade names mentioned are trademarks and/or registered trademarks of their respective owners.

PIVOTAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States dollars; all amounts in thousands except per share data)
(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenues:
License	$4,305	$7,017	$8,277	$10,232
Services and maintenance	10,010	9,078	19,340	18,170

Total revenues	14,315	16,095	27,617	28,402

Cost of revenues:
License	239	906	404	1,153
Services and maintenance	4,238	4,719	8,054	10,065

Total cost of revenues	4,477	5,625	8,458	11,218

Gross profit	9,838	10,470	19,159	17,184
Operating expenses:
Sales and marketing	4,654	7,080	9,564	16,136
Research and development	2,867	4,126	5,854	8,029
General and administrative	2,086	2,395	4,190	4,425
Restructuring costs and other charges	—	8,596	1,851	8,596
Acquisition transaction costs	2,617	—	2,836	—
Amortization of acquired intangibles	109	24	218	48

Total operating expenses	12,333	22,221	24,513	37,234
Loss from operations	(2,495)	(11,751)	(5,354)	(20,050)
Other income (loss)
Interest and other income (loss)	(69)	94	(64)	(195)
Impairment and loss on sale of investments	—	(78)	—	(78)

	(69)	16	(64)	(273)

Loss before income taxes	(2,564)	(11,735)	(5,418)	(20,323)
Income tax expense	83	16	180	179

Net loss	$(2,647)	$(11,751)	$(5,598)	$(20,502)

Loss per share:
Basic and diluted	$(0.10)	$(0.47)	$(0.21)	$(0.83)

Weighted average number of shares used to calculate loss per share:
Basic and diluted	26,340	25,161	26,264	24,737

PIVOTAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars; all amounts in thousands)

	December 31,	June 30,
	2003	2003

	(unaudited)
ASSETS
Current Assets
Cash & short-term investments	$5,441	$18,890
Restricted cash	5,873	—
Accounts receivable, net	7,277	8,248
Prepaid expenses and other	2,285	3,526

Total current assets	20,876	30,664
Property and equipment, net	2,148	3,083
Goodwill	9,484	9,941
Acquired intangibles, net	437	655
Other assets	979	973

Total assets	$33,924	$45,316

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$13,222	$14,929
Current portion of accrued restructuring costs	2,046	3,554
Current portion of restructuring costs assumed on acquisition	921	1,270
Deferred revenue	9,803	13,275
Note payable	2,000	—
Current portion of obligations under capital leases and long-term debt	214	481

Total current liabilities	28,206	33,509
Non-current portion of accrued restructuring costs	2,423	3,105
Non-current portion restructuring costs assumed on acquisition	354	567
Non-current portion of obligations under capital leases and long-term debt	—	37
Shareholders’ equity	2,941	8,098

Total liabilities and shareholders’ equity	$33,924	$45,316

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

PIVOTAL CORPORATION

Date: January 28, 2004

/s/ Trevor Wiebe

Trevor Wiebe In-House Counsel and Corporate Secretary